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                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Cable Corporation on Form S-8 of our report dated February 7, 1997, except for note 19, for which the date is April 18, 1997, appearing in Amendment No. 3 to Registration Statement No. 333-22961 on Form S-1 of General Cable Corporation.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 9, 1997